Exhibit 107
Calculation of Filing Fee Table
424(b)(5)
(Form Type)
Southwest Gas Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid		—	—	—	—	—	—	—	—	—	—	—	—

Fees Previously Paid		—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	1	Equity	Common Stock, $1.00 par value per share	Rule 415(a)(6)	—	—	$340,000,000.00			S-3	333-251074	December 2, 2020	$37,094.00

		Total Offering Amounts					$340,000,000.00		—

		Total Fees Previously Paid							—

		Total Fee Offsets							—

		Net Fee Due							$0

(1)
Southwest Gas Holdings, Inc. previously filed a prospectus supplement on April 8, 2021 (the “Prior Prospectus Supplement”) and a registration statement on Form
S-3
(File
No. 333-251074)
on December 2, 2020, which registered an aggregate gross sale price of $500,000,000 of shares of common stock, par value $1.00 per share. As of the date of filing of this prospectus supplement, an aggregate gross sales price of $340,000,000 of shares of common stock, par value $1.00 per share, remains unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the $37,094.00 filing fee previously paid in connection with such unsold shares, is being carried forward and registered under this prospectus supplement and the offering pursuant to the Prior Prospectus Supplement is effectively terminated. The filing fee paid in connection with the registration of the unsold securities referenced above in the Prior Prospectus Supplement will continue to be applied to such securities. Accordingly, there is no additional registration fee due in connection with the filing of this prospectus supplement.